UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2020

NanoString Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

530 Fairview Avenue North

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 378-6266

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NSTG	The NASDAQ Stock Market LLC (The NASDAQ Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2020, NanoString Technologies, Inc. (the “Company”) entered into an Indenture (the “Indenture”), by and between the Company and U.S. Bank, National Association, as trustee (the “Trustee”), pursuant to which the Company issued $230 million aggregate principal amount of 2.625% Convertible Senior Notes due 2025 (the “Notes”). The Notes will bear interest at a rate of 2.625% per annum, payable semiannually on March 1 and September 1 of each year, beginning on September 1, 2020. The Notes may bear additional interest under specified circumstances relating to the Company’s failure to comply with its reporting obligations under the Indenture or if the Notes are not freely tradeable as required by the Indenture. The Notes will mature on March 1, 2025, unless earlier repurchased by the Company, redeemed by the Company or converted pursuant to their terms.

The initial conversion rate of the Notes is 20.9161 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $47.81 per share). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or if the Company issues a notice of redemption, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such corporate event or in connection with such redemption, as the case may be, in certain circumstances.

Prior to the close of business on the business day immediately preceding December 1, 2024, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2020 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business-day period after any five consecutive trading-day period in which the trading price per $1,000 principal amount of Notes for each trading day of such period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the Notes for redemption, the Notes called for redemption (or, in the case of a partial redemption, if the Company makes an election to deem all Notes, irrespective of whether they are called for redemption, to be convertible, all Notes) may be submitted for conversion at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date as set forth in the related redemption notice; or (4) upon the occurrence of specified corporate events. On or after December 1, 2024, until the close of business on the business day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, either cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

The Company may not redeem the Notes prior to March 5, 2023. On or after March 5, 2023, the Company may redeem for cash all or any portion of the Notes, at its option, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides a notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes. Upon the occurrence of a fundamental change (as defined in the Indenture) prior to the maturity date, subject to certain conditions, holders may require the Company to repurchase all or a portion of the Notes in increments of $1,000 for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of current or future subsidiaries of the Company (including trade payables).

The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:

(1)	the Company defaults in the payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(2)

the Company defaults in the payment of any principal of any Note when due and payable at its stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)

failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for a period of three business days;

(4)

failure by the Company to give a fundamental change notice, notice of a make-whole fundamental change or notice of a specified distribution or a specified corporate event in accordance with the provisions of the Indenture when due with respect to the Notes;

(5)	failure by the Company to comply with any of its obligations under the Indenture with respect to consolidation, merger, sale, conveyance, transfer and lease of assets of the Company;

(6)

failure by the Company for a period of 60 days after written notice to the Company from the Trustee or to the Company and the Trustee from the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of its other agreements contained in the Notes or the Indenture;

(7)

default by the Company or any significant subsidiary (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there is outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $15.0 million (or its foreign currency equivalent) in the aggregate, whether such indebtedness now exists or is hereafter created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace period, if such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; and

(8)	certain events of bankruptcy, insolvency or reorganization of the Company or any significant subsidiary.

If such an event of default occurs and is continuing, the Trustee by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes then outstanding to be due and payable. If an event of default described in clause (8) above with respect to the Company occurs, 100% of the principal of and accrued and unpaid interest on the Notes then outstanding will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the Form of 2.625% Convertible Senior Notes due 2025, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

Termination of Term Loan Agreement

On March 9, 2020, the Company terminated its Amended and Restated Term Loan Agreement (the “Term Loan Agreement”) dated as of October 12, 2018, among the Company, as borrower, certain of the Company’s subsidiaries, CRG Partners III L.P., CRG Partners III-Parallel Fund “A” L.P., CRG Partners III Parallel Fund “B” (Cayman) L.P., CRG Partners III (Cayman) LEV AIV L.P. and CRG Partners III (Cayman) UNLEV AIV I L.P., as lenders, and CRG Servicing LLC, as administrative agent and collateral agent. The Company paid approximately $88.6 million to prepay in full outstanding amounts borrowed and fees owing in connection with the termination of the Term Loan Agreement.

Termination of Loan and Security Agreement

On March 6, 2020, the Company terminated its Amended and Restated Loan and Security Agreement, dated as of November 16, 2018, between the Company, as borrower, and Silicon Valley Bank, as lender (the “Loan and Security Agreement”). The Company paid fees of approximately $0.5 million in connection with the termination of the Loan and Security Agreement. There were no amounts outstanding under the Loan and Security Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events.

Purchase Agreement

On March 4, 2020, the Company entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers named in Schedule 1 thereto (the “Initial Purchasers”), to issue and sell $200 million aggregate principal amount of 2.625% Convertible Senior Notes due 2025 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. In addition, the Company granted the Initial Purchasers an option to purchase, during a 13-day period beginning on, and including, the date on which the Notes were first issued, up to an additional $30 million aggregate principal amount of Notes on the same terms and conditions. The Initial Purchasers exercised their option in full on March 5, 2020. The Company received approximately $222.6 million in net proceeds from the sale of the Notes issued on March 9, 2020 (after deducting the Initial Purchasers’ discount and estimated offering expenses payable by the Company).

The Company used approximately $89 million of the net proceeds from the offering to prepay in full outstanding amounts borrowed and fees owing in connection with the termination of the Term Loan Agreement and for the payment of fees associated with the termination of the Loan and Security Agreement. The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes, including the continued development and commercialization of its GeoMx Digital Spatial Profiling system, the continued commercialization of its portfolio of nCounter-based products and for working capital.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

Launch Press Release

On March 4, 2020, the Company issued a press release announcing its intention to offer convertible senior notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pricing Press Release

On March 5, 2020, the Company issued a press release announcing the pricing of its offering of convertible senior notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated March 9, 2020, between NanoString Technologies, Inc. and U.S. Bank, National Association.

4.2	Form of 2.625% Convertible Senior Note due 2025 (included in Exhibit 4.1).

99.1	Press Release, dated March 4, 2020.

99.2	Press Release, dated March 5, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NANOSTRING TECHNOLOGIES, INC.

Date: March 9, 2020	By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer